Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, dated April 24, 2023 relating to the audit of the financial statements of BranchOut Food, Inc. for the years ending December 31, 2022 and 2021 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

May 11, 2023